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                                                                   EXHIBIT 3.145

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:30 PM 03/07/2002
                                                           020154279 - 3499599

                            CERTIFICATE OF FORMATION

                                       OF

                         POND CREEK LAND RESOURCES, LLC

         1. The name of the limited liability company is Pond Creek Land Resources, LLC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Pond Creek Land Resources, LLC this 6th day of March, 2002.

                                                              Jeffery L. Klinger

                                                          /s/ Jeffery L. Klinger
                                                          ----------------------

                                                                       Organizer